SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2018

SHEMN CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-216465 (Commission File Number)	37-1836726 (IRS Employer ID No.)

Baiyun District, Fuli Taiyuan A9, 904, Guangzhou, China 510165

 (Address of principal executive office)

Registrant's telephone number, including area code: 323-985-4212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On May 8, 2018, Shemn Corp. (the “Registrant”) made a decision to dismiss BF Borgers CPA PC (“BF Borgers”) as the Registrant’s independent registered public accounting firm.

During the engagement period (February 3, 2017 to May 8, 2018) (i) there were no disagreements between Shemn Corp. and BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of BF Borgers, would have caused BF Borgers to make reference to the matter in a report on the Registrant’s financial statements; and (ii) there were no reportable events as the term described in Item 304(a)(1)(v) of Regulation S-K.

Shemn Corp. has asked BF Borgers to provide it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Registrant. A copy of the letter, dated May 8, 2018, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

(b) On May 8, 2018, the Registrant engaged DylanFloyd Accounting & Consulting (“DylanFloyd”) to serve as the Registrant’s independent registered public accounting firm for the year ending January 31, 2018. During the past quarterly periods ended April 30, 2017, July 31, 2017 and October 31, 2017, the Registrant did not consult with DylanFloyd regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant’s financial statements.

Item 9.01 Financial Statements and Exhibits

16.1  Letter from BF Borgers CPA PC to the Securities and Exchange Commission dated May 8, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  May 9, 2018

SHEMN CORP.

By: /S/ Sun Kui

Sun Kui

President